UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §§ 240.14a-12

KOREA EQUITY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Korea Equity Fund, Inc.
2 World Financial Center, Building B, New York, N.Y.  10281

September 2, 2010

PLEASE VOTE TODAY

Dear Korea Equity Fund Shareholder:

We have previously sent you proxy materials and a WHITE proxy card related to your Fund’s annual meeting of shareholders scheduled for September 15, 2010.  TIME IS SHORT.  We need your vote today.  Please vote the WHITE proxy card today FOR Proposal 1 and Proposal 2, and AGAINST Proposal 3.  Regardless of the amount of shares you own, your vote is important.

You may have received proxy material and a green proxy card from a dissident hedge fund group that is trying to get its nominee elected to the Board of the Fund and terminate the Fund’s current management agreement.  Please do not return the green proxy card.

Nomura Asset Management U.S.A. Inc. (“NAM-USA”) has managed your Fund for 17 years.  Look at your Fund’s performance:

o	For the 1 year period ended June 30, 2010, your Fund’s NAV increased by over 30%, outperforming its benchmark, the KOSPI, by 3.4%.

o	For the 3 and 5 year periods ended June 30, 2010, your Fund outperformed the fund that the dissident shareholder cites as a peer.

The Korean market is a unique arena that requires specific experience and resources.  NAM-USA and its affiliates manage $245 billion in assets, and have a rare combination of experience and resources.  These companies have extensive global research capabilities and offices in Seoul, South Korea and other major Asian financial centers.  The Directors believe this special expertise is key to the Fund's future investment success. Without access to NAM-USA, the Board would be forced to try to identify a successor firm with comparable expertise or experience and there is no assurance that such a firm could be identified or retained.

As previously disclosed, the Fund’s Board of Directors has determined to enhance the terms of the Fund’s Discount Management Plan. Under the new Plan, the Fund intends to commence a tender offer for up to 20% of its outstanding shares.

The Directors believe that retaining NAM-USA as the investment manager for the Fund is important to the successful implementation of the Discount Management Plan.

PLEASE VOTE ONLY THE WHITE PROXY CARD FOR YOUR FUND'S NOMINEE FOR DIRECTOR, FOR THE RATIFICATION OF ERNST & YOUNG AND AGAINST THE SHAREHOLDER PROPOSAL IN PROPOSAL 3.

Even if you have already returned the dissident shareholders’ green proxy card, you can still vote today by returning the enclosed WHITE proxy card.  Only your latest proxy card will count.

If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor: The Altman Group, Inc., toll free at 800-317-8025.

Sincerely,

The Directors of your Fund

William G. Barker, Jr.	Shigeru Shinohara
Rodney A. Buck	Chor Weng Tan
David B. Chemidlin

  2

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN MANAGEMENT'S PROXY CARD TODAY!

●	If you hold your shares in a brokerage or bank account (in "street name"), your broker or bank cannot vote your shares this year (as it has in past routine annual meetings) unless you complete, sign and return the enclosed WHITE proxy voting form.

●	Please do not send back any GREEN proxy cards that you receive, even to vote against the dissident nominee. Doing so will cancel any prior vote you cast supporting your current Board and against the shareholder proposal (Proposal 3). Please return only the WHITE proxy card.

●	If you have already returned the dissident shareholders' GREEN proxy card, you can still support your Board by returning the enclosed WHITE proxy card. Only your latest dated proxy card will count.

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Korea Equity Fund, Inc.
Annual Meeting of Shareholders – September 15, 2010

Time is running short.  To ensure that your vote is counted, please vote immediately using either of the following methods:

IT IS FAST AND EASY.

INTERNET

1. Locate the White voting instruction form enclosed in this package.
2. Go to the www.proxyvote.com.
3. Locate the 12 digit Control Number printed on the  voting instruction form.
4. Follow the simple instructions on the website.

TOLL-FREE TELEPHONE

1. Locate the White voting instruction form enclosed in this package.
2. Using a touch tone phone, call (800) 454-8683.
3. When prompted, enter the 12 digit control number printed on your voting instruction form.
4. Follow the simple recorded instructions.

We expect this to be a closely contested election.  So your vote is critically important, no matter how many or how few shares you own!

If you have any questions or require assistance in voting your shares, please call
The Altman Group, toll-free at (800) 317-8025.